WAIVER AND FORBEARANCE AGREEMENT

This Waiver and Forbearance Agreement (the “Agreement”) is made and entered into, effective as of February __, 2011 (the “Effective Date”), by and among SouthPeak Interactive Corporation, Inc., a Delaware corporation (the “Company”), and the note holder listed on the signature page hereto (the “Holder”).  Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Notes.

RECITALS

A.           The Holder is the holder of that certain Senior secured convertible notes, dated July 19, 2010 and September 1, 2010, respectively (collectively, the “Note”), pursuant to which the Company is required to pay the Holder Interest on December 31, 2010 (the “December Interest Date”); and

B.           The Company has failed to pay such Interest and the Holder is willing to forebear from exercising its remedies with respect thereto and to extend the December Interest Date to March 15, 2011, on the terms and conditions hereinafter provided.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Extension of Maturity Date.  As of the Effective Date, notwithstanding any provision of the Note to the contrary, the parties hereto hereby agree to extend the December Interest Date from December 31, 2010 to March 15, 2011 (the period from December 31, 2010 to March 15, 2011, inclusive, the “Extension Period”). Pursuant to Section (2) of the Note, the Interest Rate shall increase to fifteen percent (15.0%)(the “Increased Interest Rate”) during the Extension Period.

2.           Waiver.

2.1           As of the Effective Date, the Holder hereby agrees that, during the Extension Period: (i) the Holder hereby waives its right of redemption of the Note under Section 4(b) of the Notes and any other remedy, in each case, that may be available under the Note or otherwise with respect to the Company’s failure to have paid the required Interest on the Note on the December Interest Date; and (ii) the Holder hereby agrees to forbear from taking any such actions or exercising any of such remedies during the Extension Period.

2.2           This Agreement will expire immediately upon the earlier of (a) March 15, 2011 and (b) the date on which the Company files a voluntary petition or has filed against it an involuntary petition under any chapter of title 11, U.S.C.

2.3           Except as provided herein, the Holder reserves the right, in its discretion, to exercise any or all rights or remedies under the Notes, applicable law and otherwise as a result of any Event of Default that may occur after the date hereof, and the Holder has not waived any of such rights or remedies.

3.           Miscellaneous.

3.1           Governing Law; Jurisdiction; Jury Trial.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

3.2           Amendments.  Except as specifically provided herein, the Note shall remain unchanged and in full force and effect.

3.3           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement; provided that a facsimile signature and a signature delivered electronically (including by delivery via electronic mail of a signature page in “pdf” format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[Signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have duly executed this Agreement as of the date first written above.

COMPANY:

SOUTHPEAK INTERACTIVE CORPORATION

By:
Name:
Title:

HOLDER:

[Signature Page to Waiver and Forbearance Agreement]